UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
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Homeland Energy Solutions, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF MEMBERS

THURSDAY, DECEMBER 19, 2013

To our Members:

A Special Meeting of Members (the "Special Meeting") of Homeland Energy Solutions, LLC (the "Company") has been called by 644 of the Company's members according to the terms of the Company's Amended and Restated Operating Agreement dated April 4, 2013 (the "Operating Agreement"). The Special Meeting will be held on Thursday, December 19, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration for the Special Meeting will begin at 1:00 p.m. The Special Meeting will commence at approximately 2:00 p.m. The Company's Board of Directors (the "Board") encourages you to attend the meeting.

The purpose of the meeting is to vote on an amendment to the Company's Operating Agreement proposed by the required number of the Company's members which would restrict the right of members who can directly appoint directors to the Company's board and their affiliates from participating in the general election of directors.

The foregoing item of business is more fully described in the proxy statement accompanying this notice. If you have questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (563) 238-5555.

Only members eligible to vote at the close of business on November 29, 2013 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Wednesday, December 18, 2013.

All members are cordially invited to attend the Special Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are also available on the Company's website at www.homelandenergysolutions.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card at the meeting and vote in person, you may do so by giving notice to our CFO David Finke, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (641) 394-4120 or mail it to the Company at P.O. Box 336, New Hampton, Iowa 50659. If you need directions to the meeting, please contact the Company by telephone at (563) 238-5555.
By order of the Board of Directors,

/s/ Patrick Boyle
Chairman of the Board
Lawler, Iowa
November 29, 2013

Homeland Energy Solutions, LLC
2779 Highway 24
Lawler, Iowa 52154

Proxy Statement
Special Meeting of Members
Thursday, December 19, 2013

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors (the "Board") of Homeland Energy Solutions, LLC (the "Company") for use at the special meeting of members of the Company to be held on Thursday, December 19, 2013, and at any adjournment thereof (the "Special Meeting"). The Special Meeting will be held at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration for the Special Meeting will begin at 1:00 p.m. The Special Meeting will commence at approximately 2:00 p.m. This solicitation is being made by mail, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about November 29, 2013, at which time the proxy statement and proxy card will be available for printing and viewing at the Company's website (www.homelandenergysolutions.com).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The Board is soliciting your proxy to vote at the Special Meeting because you were a member of the Company at the close of business on November 29, 2013, the record date, and are entitled to vote at the meeting. The Company and Steve Retterath signed an agreement earlier this year pursuant to which the parties mutually agreed that the Company would repurchase and retire Mr. Retterath's entire interest in the Company.  Mr. Retterath subsequently refused to complete the repurchase by the August 1, 2013 closing date.  The Company believes that it has a binding agreement with Mr. Retterath and has filed a lawsuit against Mr. Retterath to require him to complete the membership unit repurchase.  Mr. Retterath contends he is not bound by the agreement.  The Company's position is as of the closing date, Mr. Retterath is no longer the equitable owner of any membership units in the Company, but until the court has a chance to rule on this and the other issues raised in the litigation, the Company will accept Mr. Retterath's proxy card or allow him to vote at the Special Meeting without conceding that he is entitled to vote or that he has any equitable interest in the Company.

Q:	When and where is the Special Meeting?

A:
The Special Meeting will be held on Thursday, December 19, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration for the Special Meeting will begin at 1:00 p.m. The Special Meeting will commence at approximately 2:00 p.m.

Q:	What am I voting on?

A:
You are voting on an amendment to the Company's Amended and Restated Operating Agreement dated April 4, 2013 (the "Operating Agreement") proposed by the required number of the Company's members (the "Member Amendment").

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on November 29, 2013. The Company will allow Mr. Retterath to submit a proxy card or vote at the Special Meeting without conceding that he is entitled to vote because it is the Company's position that Mr. Retterath does not have any equitable interest in the Company.

Q:	What is the voting requirement to approve the proposed Member Amendment and what is the effect of an abstention?

A:
The proposed Member Amendment will be approved if it receives affirmative votes from members entitled to vote holding a majority of the units represented at a meeting where a quorum is present. Abstentions will be counted for purposes of determining if a quorum is represented at the meeting, but will have the effect of a vote AGAINST the proposed Member Amendment.

Q:	What is the effect of a broker non-vote?

A:
While we do not believe that any of the Company's units are held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the Special Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposal presented at the Special Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions under the Company's governing documents.

Q:	Do I have dissenters' rights?

A:
Pursuant to Section 6.19 of the Company's Operating Agreement, members have no dissenters' rights. Dissenters' rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to a company's governance agreements.

Q:	How many membership units are outstanding?

A:
On November 29, 2013, the record date, there were 90,445 outstanding membership units, which includes Mr. Retterath's contested units. This means that there may be 90,445 votes on any matter presented to the members, provided Mr. Retterath is entitled to vote, which the Company does not concede as it is the Company's position that Mr. Retterath does not have any equitable interest in the Company. Without including Mr. Retterath's contested units, there are 64,585 membership units outstanding and a total of 64,585 votes on any matter presented to the members.

Q:	What constitutes a quorum?

A:
The presence of members holding 30% of the total outstanding membership units entitled to vote, or 27,134 membership units including Mr. Retterath's units or 19,376 without, constitutes a quorum. If you submit a properly executed proxy card, then you will be counted as part of the quorum.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the Special Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. You may cast your votes by executing a proxy card for the Special Meeting and submitting it to the Company prior to the Special Meeting. Completed proxy cards must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, December 18, 2013 in order to be valid. The Company urges you to specify your choices by marking the appropriate box on your proxy card for the Special Meeting. After you have marked your choice, please sign and date the proxy card and return it to the Company, either by mail at P.O. Box 336, New Hampton, Iowa 50659, or fax it to the Company at (641) 394-4120. If you sign and return the proxy card without specifying any choice, your membership units will be voted FOR the Member Amendment.

•	In person at the Special Meeting. All members of record as of November 29, 2013 may vote in person at the Special Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

•	Voting in person at the Special Meeting;

•
Giving written notice of the revocation to David Finke, the Company's CFO at the Company's offices at 2779 Highway 24, Lawler, Iowa 52154 no later than 5:00 p.m. local time on Wednesday, December 18, 2013; or

•	Giving written notice of the revocation to the Company's CFO, David Finke, prior to the commencement of the Special Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the Member Amendment. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST the Member Amendment, your votes will have the effect of a vote AGAINST the Member Amendment. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Q:	Who may attend the Special Meeting?

A:	All members as of the close of business on the record date may attend the Special Meeting.

Q:	What is the record date for the Special Meeting?

A:	The record date for the Special Meeting is November 29, 2013.

Q:	Who will count the vote?

A:	Calvin S. Roberson, CPA will act as inspector of the election and will count the votes.

Q:	How do I nominate a candidate for election as a director at the 2014 annual meeting?

A:
The Company plans to hold director elections at next year's annual meeting. Nominations for director seats will be made by a nominating committee appointed by the Board. In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Operating Agreement. Section 5.3(b) of the Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date when the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations submitted pursuant to the provisions of the Operating Agreement must be submitted to the Company by October 25, 2013.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2014 annual meeting?

A:
In order to be considered for inclusion in next year's proxy statement, member proposals must be submitted in writing to the Company by October 25, 2013. The Company suggests that proposals for the 2014 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2014 annual meeting of members without including such proposal in the Company's proxy statement, must provide the Company notice of such proposal no later than January 8, 2014. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2014 annual meeting by January 8, 2014, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

PROPOSAL TO BE VOTED UPON

APPROVAL OF MEMBER AMENDMENT TO THE OPERATING AGREEMENT
TO PROHIBIT MEMBERS ENTITLED TO APPOINT DIRECTORS AND THEIR AFFILIATES FROM VOTING IN THE GENERAL DIRECTOR ELECTION

Six Hundred Forty-Four of the Company's members (or approximately 51% of all members) demanded that the Board call this Special Meeting pursuant to procedures established by the Operating Agreement.  These procedures provide that the Board must call a special meeting of the members at the request of not less than 30% of all members.  These members have requested this Special Meeting in order to propose amendments to the Operating Agreement (collectively the "Member Amendment") for the stated purpose of prohibiting investors with appointment rights or their affiliates from voting in regular director elections.

Currently, two members of the Company, Steve Retterath and Golden Grain Energy, LLC, have the right to appoint one or more director(s) to the Board, however the Company does not concede that Mr. Retterath is entitled to exercise any rights as a member of the Company as it is the Company's position that Mr. Retterath is not the equitable owner of any interest in the Company. The Operating Agreement also permits these members to vote in the general election of directors.  If the Member Amendment is approved, any member who has the right to appoint one or more director(s) to the Board, and certain affiliated members, will be prohibited from voting in the general election of directors.

The Member Amendment seeks to amend certain provisions of the Operating Agreement as described below.  The full text of the proposed changes to the Operating Agreement are set forth in the Form of First Amendment to Amended and Restated Operating Agreement attached hereto as Appendix 1 (the "Form of Amendment"). If the Member Amendment is approved, the Form of Amendment will be attached to the previously adopted and approved Operating Agreement dated April 4, 2013. Language in the Form of Amendment that is in bold and underlined is the language that these members propose to add to the Operating Agreement and language that is shown in strike-through is the language that these members propose be removed from the Operating Agreement.

A summary of the Member Amendment follows:

Section 1.10 Definitions.

The Member Amendment seeks to add a new definition called "Appointing Member Affiliate." This new definition describes who, in addition to an Appointing Member (as defined in the Operating Agreement), would not be entitled to vote in a general election of directors. This amendment proposes a narrower definition than the more general definition of "Affiliate" used in other sections of the Operating Agreement. The stated intent of the members is to use a definition that matches the affiliate definition under SEC rules, and to avoid unintended consequences or overly inclusive definitions that do not have the requisite control concept that is consistent with eliminating the right to vote on the election of directors for members who hold appointment rights. Pursuant to the Operating Agreement, an Appointing Member is any member who purchased 5,000 or more units in our initial public offering.

Section 5.2

The Member Amendment seeks to add language to Section 5.2 of the Operating Agreement which would prohibit Appointing Members and their Appointing Member Affiliates from voting to increase or decrease the number of elected directors who serve on the Company's Board or change from a fixed number of directors to a variable number of directors or vice versa.

Section 5.3(a)

The Member Amendment seeks to add language to Section 5.3(a) of the Operating Agreement which would prohibit Appointing Members and their Appointing Member Affiliates from voting for the election or removal of any director elected by the members as their right of representation exists in their right of appointment.

Section 5.3(b)

The Member Amendment seeks to add language to Section 5.3(b) of the Operating Agreement which would clarify that Appointing Members and their Appointing Member Affiliates are not entitled to nominate any individual to run for election to the Company's Board or sign a nominating petition proposing a nominee as a candidate for election to the Company's Board.

Section 5.3(c) and 5.3(f)

The Member Amendment seeks to add language to Sections 5.3(c) and 5.3(f) of the Operating Agreement which would clarify that Appointing Members and their Appointing Member Affiliates are not entitled to vote for the election or removal of any director elected by the members as their right of representation exists in their right of appointment.

Section 5.13 Removal of Directors.

The Member Amendment seeks to add language to Section 5.13 of the Operating Agreement which would clarify that Appointing Members and their Appointing Member Affiliates are not entitled to vote for the removal of any director elected by the members as their right of representation exists in their right of appointment.

Required Vote and Board Recommendation

With respect to the Member Amendment, if a quorum is present, the affirmative vote of members owning a majority of the units represented at the Special Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the members. If you fail to mark a vote, the proxies solicited by the Board will be voted FOR the Member Amendment. If you mark contradicting choices on your proxy card such as a vote both for and against the Member Amendment, your vote will have the effect of a vote AGAINST the Member Amendment but will be counted for purposes of determining whether a quorum is present. If you ABSTAIN, your units will be included in the determination of whether a quorum is present. However, your ABSTAIN vote will have the effect of a vote AGAINST the Member Amendment. If you do not submit a proxy card or attend the Special Meeting, your vote will not be counted as a vote either for or against the Member Amendment.

THE BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR THE MEMBER AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Each of the members of the Company who beneficially own 5% or more of the Company's units has sole voting and sole investment power for all units beneficially owned by that member. Each of our 5% owners can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

The Company and Steve Retterath, who is listed below as a 5% or more owner, signed an agreement earlier this year pursuant to which the parties mutually agreed that the Company would repurchase and retire Mr. Retterath's entire interest in the Company.  Mr. Retterath subsequently refused to complete the repurchase by the August 1, 2013 closing date.  The Company believes that it has a binding agreement with Mr. Retterath and has filed a lawsuit against Mr. Retterath to require him to complete the membership unit repurchase.  Mr. Retterath contends he is not bound by the agreement.  The Company's position is as of the closing date, Mr. Retterath is no longer the equitable owner of any membership units in the Company, but until the court has a chance to rule on this and the other issues raised in the litigation, the Company will accept Mr. Retterath's proxy card or allow him to vote in person at the Special Meeting without conceding that he is entitled to vote or that he has any equitable interest in the Company.

As of November 29, 2013 the following members beneficially owned 5% or more of our outstanding units, subject to the Company's position with respect to Mr. Retterath as set forth above:

Title of Class	Name of Beneficial Owners	Amount of Beneficial Ownership of Units	Percent of Class
Units	Steven Retterath	25,860	28.59%
Units	Golden Grain Energy, LLC	5,000	5.53%

SECURITY OWNERSHIP OF MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. Each of our directors and executive officers can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of November 29, 2013, members of the Board and certain of our named executive officers own units as follows:

Title of Class	Name of Directors and Officers	Amount of Beneficial Ownership of Units	Percent of Class
Units	Patrick Boyle, Chairman and Director	150	*
Units	Mathew Driscoll, Director (1)	25	*
Units	Keith Eastman, Director	150	*
Units	Steve Eastman, Appointed Director (**)	612	*
Units	David Finke, Chief Financial Officer	—	—
Units	Leslie Hansen, Appointed Director (2)	2,133	2.36%
Units	Edward Hatten, Appointed Director (**)	50	*
Units	Kevin Howes, Operations Manager	—	—
Units	Maurice Hyde, Director	100	*
Units	Chad Kuhlers, Director (3)	100	*
Units	Christine Marchand, Director (4)	25	*
Units	Bernard Retterath, Director (5)	575	*
Units	Robert Sieracki, Director (6)	400	*
Units	Walter Wendland, Chief Executive Officer (7)	100	*
Units	Stan Wubbena, Commodity Manager (8)	17	*
	Totals:	4,437	4.91%

(*) Indicates that the membership units owned represent less than 1% of the outstanding units.
(**) Indicates directors appointed by Mr. Retterath, the rights of whom the Company is challenging.
(1) Mr. Driscoll jointly owns these 25 units with his spouse and mother. Mr. Driscoll shares investment and voting power with respect to these 25 units with his spouse and his mother.
(2) Ms. Hansen beneficially owns 980 units through Sizzle X, Inc. with her spouse, 1,103 units through Precision Employee Investment Fund, and 50 units jointly with her spouse.
(3) Mr. Kuhlers beneficially owns 100 units through his ownership of CEK Investments, Inc. Mr. Kuhlers shares voting and investment power with respect to these 100 units with his spouse.
(4) Ms. Marchand owns 25 units through Marchand Investments, Inc. with her spouse. Ms. Marchand shares voting and investment power with respect to these 25 units with her spouse.
(5) Mr. B. Retterath owns 25 units individually and 550 units jointly with his spouse. Mr. Retterath shares voting and investment power with respect to these 550 units with his spouse.
(6) Mr. Sieracki owns these 400 units jointly with his spouse. Mr. Sieracki shares voting and investment power with respect to these 400 units with his spouse.

(7) Mr. Wendland owns 100 units jointly with his spouse. Mr. Wendland shares voting and investment power with respect to these 100 units with his spouse.
(8) Mr. Wubbena beneficially owns the 17 units which are owned by his spouse.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has approved a rule governing the delivery of disclosure documents. The rule allows the Company to send a single copy of the Proxy Statement and related documents to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate copy of the Proxy Statement and related documents than that sent to your household, either now or in the future, you may contact the Company by telephone at (563) 238-5555; by e-mail at info@homelandenergysolutions.com; or by written request at Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154 and the Company will promptly send you a separate copy of the Proxy Statement and related documents. If members of your household receive multiple copies of our Proxy Statement and related documents, you may request householding by contacting the Company by telephone at (563) 238-5555 or by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154.

SCHEDULE 1

FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT OF
HOMELAND ENERGY SOLUTIONS, LLC

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF HOMELAND ENERGY SOLUTIONS, LLC dated April 4, 2013 (the "Operating Agreement") is adopted and approved effective as of the [___] day of [_____], 2013, by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting of Homeland Energy Solutions, LLC (the "Company") at which a quorum was present, pursuant to Section 8.1 of the Operating Agreement.

The Operating Agreement is amended as follows:

1.    Section 1.10 of the Operating Agreement is amended by adding the subsection (ww) as set forth below:

(ww)    "Appointing Member Affiliate" of, or an Appointing Member Affiliate "Affiliated" with, an Appointing Member, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Appointing Member. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

2.    Section 5.2 of the Operating Agreement is removed in its entirety and is replaced by the following:

5.2    Number of Directors. The total number of initial Directors of the Company shall be a minimum of seven (7) and a maximum of fifteen (15). Prior to the expiration of the initial terms of the Directors, the initial Directors, by resolution approved by the majority vote of the initial Directors, shall fix the total number of Directors, which shall be a minimum of seven (7) and a maximum of fifteen (15), that will serve following the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence. The number of Directors shall be increased by the appointment of additional Directors, if any, pursuant to section 5.3(~~c~~f) below. At any annual or special meeting, the Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or ~~visa~~ vice versa by majority vote of the total Membership Voting Interests entitled to vote generally in the election of Directors pursuant to this Agreement. However, the relative ratio of the number of Directors elected pursuant to section 5.3(a) below to Directors appointed pursuant to section 5.3(~~c~~f) below shall always result in a majority of elected Directors. An Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to vote on any Member action to increase or decrease the number of Directors or change from a fixed number to a variable number or vice versa.

3.    Section 5.3(a) of the Operating Agreement is removed in its entirety and is replaced by the following:

(a)    Election; Terms. The initial Directors shall be appointed by the initial Members and shall, subject to Section 5.2 of this Agreement, serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, except as provided in Section 5.3(c), Directors shall be elected by the Members for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. An Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to vote for the election (or removal) of Directors by the Members, as their right to representation exists in their right of appointment. The initial Directors shall, by written resolution prior to the first annual or special meeting following the date on which substantial operations of the Facilities commence, to separately identify the Director positions to be elected at the first annual meeting or special meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.

4.    Section 5.3(b) of the Operating Agreement is removed in its entirety and is replaced by the following:

(b)    Director Nominations. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of ~~directors~~ Directors may also be made by any Unit Holder entitled to vote generally in the election of ~~directors~~ Directors in accordance with the nomination procedures set forth in this Section 5.3(b). For the sake of clarity, an Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to make nominations for the election of Directors.

i.     Timing of Nominations. ~~A~~ An eligible Unit Holder who desires to nominate a director candidate must provide the Company with written notice of such Unit Holder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Unit Holders in connection with the previous year’s annual meeting. Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company's proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals. However, if the Company did not hold an annual meeting the previous year or the date of the current year’s annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for the annual meeting of the Company. Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above described deadline has passed.

ii.     Content of Notice to Company of Nominations. Each such notice to the Secretary shall set forth: (a) the name and address of record of the eligible Unit Holder who intends to make the nomination; (b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting, is not an Appointing Member Affiliate of an Appointing Member, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors, provided that an Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be eligible to sign such nomination petition (and its or their Units shall not count towards the signatures from holders of 5% or more of outstanding Units requirement for a valid nominating petition). The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

5.    Section 5.3(c) of the Operating Agreement is removed in its entirety and is replaced by the following:

(c)    Voting Requirement for Electing Directors. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors. An Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to vote for the election (or removal) of Directors by the Members, as their right to representation exists in their right of appointment.

6.    Section 5.3(f) of the Operating Agreement is removed in its entirety and is replaced by the following:

(f)    Special Right of Appointment of Directors for Certain Members. Commencing on a date within thirty (30) days following the Financing Closing, each Member who holds five thousand (5,000) or more Units, all of which were purchased by such Member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one (1) Director for each block of 5,000 Units; provided, however, that no Appointing Member shall be entitled to appoint more than two (2)

Directors regardless of the total number of Units owned and purchased in the initial public offering. So long as the Appointing Member is the holder of five thousand (5,000) Units the Member shall retain its right to appoint a Director. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this section and shall, together, be limited to the appointment of one (1) Director for each block of 5,000 Units subject to the maximum appointment of two (2) Directors regardless of the number of Units held by that Member, Affiliate or Related Party. Only Members who hold the requisite five thousand (5,000) or more Units are granted appointment rights hereunder. Accordingly, any Member who purchases Units that equal or exceed five thousand (5,000) Units other than those offered by the Company during the Company’s initial public offering of equity securities filed with the Securities and Exchange Commission, shall not be entitled to appoint any Directors, regardless of the amount of Units purchased by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by an Appointing Member falls below the threshold of five thousand (5,000) Units, the term of any Director appointed by such Member shall terminate and the Board of Directors shall have the right to appoint a successor and the Appointing Member’s whose right of appointment has terminated shall then elect Directors collectively with the other Members in accordance with Sections 5.3(a) and (c). A Director appointed by the Board of Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appoints a successor due to the death, resignation, or removal of the appointed Director. In the event that an Appointing Member transfers such Units, the appointment rights shall not transfer with the Units, but shall expire upon the date of transfer unless said transfer is to an Affiliate or Related Party of the Appointing Member (in which case the appointment rights shall survive said transfer). An Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to vote for the election (or removal) of Directors by the Members, as their right to representation exists in their right of appointment.

7.    Section 5.13 of the Operating Agreement is removed in its entirety and is replaced by the following:

5.13    Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal provided that an Appointing Member and such Appointing Member's Appointing Member Affiliates shall not be entitled to vote on the removal of Directors by the Members, as their right to representation exists in their right of appointment. Notwithstanding the foregoing, the Board of Directors shall have the discretion to remove any Director who attends less than 75% of the Board’s meetings during any 12 month period as measured on a rotating basis.

I, Christine Marchand, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by a majority of the members of the Company at a meeting of the members held on [________], 2013, in accordance with the provisions of the Company's Operating Agreement.

Christine Marchand, Secretary
Approved:

Patrick Boyle, Chairman of the Board

HOMELAND ENERGY SOLUTIONS, LLC        Vote by Mail or Facsimile:
Special Meeting - Thursday, December 19, 2013        1) Read the Proxy Statement
For Unit Holders as of November 29, 2013            2) Check the appropriate box on the proxy card below
Proxy Solicited on Behalf of the Board of Directors    3) Sign and date the proxy card
4) Return the proxy card by mail to P.O. Box 336, New Hampton, Iowa 50659 or via fax to (641) 394-4120.

PROPOSAL ONE: APPROVAL OF THE AMENDMENT TO THE OPERATING AGREEMENT PROPOSED BY MEMBERS

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

By signing this proxy card, you appoint Leslie Hansen and Maurice Hyde, jointly and severally, each with full power of substitution, as proxies to represent you at the Special Meeting of the members to be held on Thursday, December 19, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659, and at any adjournment thereof, on any matters coming before the meeting. Registration for the Special Meeting will begin at 1:00 p.m. The Special Meeting will commence at approximately 2:00 p.m. Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, December 18, 2013.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Special Meeting. If you do not mark any boxes, your units will be voted FOR the proposal to approve an amendment to the Company's Operating Agreement proposed by the required number of the Company's members. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST for the proposal or if you ABSTAIN, your vote or ABSTAIN vote will have the effect of a vote AGAINST the proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Signature: ______________________________	Joint Owner Signature: ______________________________

Print Name: ____________________________	Print Joint Owner Name: _____________________________

Date: __________________________________	Date: _____________________________________________

Number of Units Held: ____________________

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.